Exhibit 99.1

FOR IMMEDIATE RELEASE

Pamela M. Murphy

Vice President, Investor Relations & Corporate Communications

302/498-6944

Incyte Reports Fourth Quarter and Year-End 2008 Financial Results;

Announces 2009 Financial Guidance

Conference Call Scheduled for Wednesday, February 18, 2009 at 8:30 a.m. ET

WILMINGTON, DE – February 18, 2009 - Incyte Corporation (Nasdaq: INCY) today reported fourth quarter and year-end 2008 financial results and described its product development priorities and financial guidance for 2009.

Paul A. Friedman, M.D., Incyte’s President and Chief Executive Officer, stated: “We made significant clinical progress in 2008 including the submission of a Special Protocol Assessment to the FDA for our lead JAK inhibitor, INCB18424, as a treatment for myelofibrosis.  As expected, the FDA has made suggestions regarding the proposed protocol to which we plan to respond within the next few weeks.  If the FDA agrees with our response we would remain on track to begin our Phase III program in the first half of the year.  During 2009, we also intend to complete Phase II clinical trials for INCB18424 as an oral treatment for polycythemia vera and essential thrombocythemia, and as a topical treatment for mild to moderate psoriasis.

“We recently selected INCB28050, our follow-on JAK inhibitor, as the oral compound we intend to develop for inflammatory conditions and expect to begin a three-month Phase II dose-ranging trial in rheumatoid arthritis patients in the first half of this year.  During 2009 we also plan to complete and present results from Phase II trials for our HSD1 inhibitor for type 2 diabetes and our sheddase inhibitor in breast cancer.

“By focusing on these core programs, which we believe represent our best opportunities for creating near- and long-term value, we expect to reduce our cash use to a range of $122 million to $128 million, excluding funds received from any collaborations or future partnerships.”

Below is a summary of some of our key accomplishments in 2008.

Janus Kinase (JAK) Inhibitor Program

INCB18424: Myelofibrosis (MF), Polycythemia Vera (PV) and Essential Thrombocythemia (ET) (oral formulation)

•      Submitted a Special Protocol Assessment for approval in MF in December.

•      Granted orphan status by the U.S. Food and Drug Administration (FDA) for MF, including primary MF, post PV-MF and post ET-MF.

•      Granted orphan status by European Medicines Agency for primary MF and expected for post PV-MF and post ET-MF.

•      Presented clinical results from the ongoing Phase II trial at several scientific meetings including the 2008 American Society of Clinical Oncology Annual Meeting, the 15th Congress of the European Hematology Association and the 50th American Society of Hematology Annual Meeting demonstrating that INCB18424 treatment results in significant clinical benefits in MF patients.

•      Initiated an open-label multiple-dose Phase II trial to determine the safety and efficacy of INCB18424 in patients with advanced PV and ET.  Results from this trial are expected in the second half of 2009.

INCB18424: Oral Formulation for Rheumatoid Arthritis

•      Presented positive clinical results from a 28-day Phase IIa trial involving 50 rheumatoid arthritis patients at the 2008 American College of Rheumatology Annual Scientific Meeting demonstrating that three of the four doses of INCB18424 evaluated (15 mg BID, 25 mg BID and 50 mg QD) produced impressive clinical benefits and all of the doses were well tolerated.

INCB18424: Topical Formulation for Psoriasis and Other Inflammatory Conditions of the Skin

•      Presented positive clinical results from a 28-day Phase IIa trial at the European Academy of Dermatology and Venereology Meeting demonstrating that INCB18424 was well tolerated and significantly improved overall total lesion score and each component of the total lesion score (thickness, erythema and scaling) as compared to vehicle in psoriasis patients.

•      Conducted a three-month multiple-dose Phase IIb trial in patients with mild to moderate psoriasis. Results from this trial are expected in mid-2009.

INCB28050: Oral Anti-Inflammatory Compound for Rheumatoid Arthritis and Other Inflammatory Conditions

•      Conducted single- and multiple-dose Phase I studies in healthy volunteers demonstrating that INCB28050 was well-tolerated.

•      Conducted a 28-day Phase I drug interaction study in rheumatoid arthritis patients which demonstrated that INCB28050 has the potential to be as effective as INCB18424.

11beta-HSD1 Inhibitor Program

INCB13739: Type 2 Diabetes

•      Presented clinical results from a 28-day Phase IIa trial demonstrating that INCB13739 significantly improved hepatic insulin sensitivity and decreased plasma LDL and total cholesterol levels in patients with type 2 diabetes.

•      Completed patient enrollment of a double-blind, placebo-controlled, dose-ranging Phase IIb clinical trial in patients with type 2 diabetes to evaluate the safety and efficacy of multiple once-daily dose regimens of INCB13739 when added to failing metformin monotherapy. The primary endpoint of the trial is the change from baseline to week 12 in hemoglobin A1c with results expected in mid-2009.

Sheddase Inhibitor Program

INCB7839: Breast Cancer

•      Initiated a Phase II trial in combination with Herceptin(R) in breast cancer patients with final results expected in the second half of 2009.

New Oncology Programs

•      Investigational New Drug Applications for two new oncology programs involving oral inhibitors of c-MET and indoleamine 2, 3-dioxygenase (IDO) were cleared by the FDA.

2008 Financial Results

Cash Position

As of December 31, 2008, cash, cash equivalents and short-term and long-term marketable securities totaled $217.8 million as compared to $257.3 million as of December 31, 2007.

During 2008, we used a total of $141.2 million in cash.  This figure does not include proceeds of $101.7 million, net of the underwriting discount and offering expenses, received from the follow-on equity financing completed in the third quarter of 2008.

Revenues

Total revenues for the fourth quarter and full year ended December 31, 2008 were $0.9 million and $3.9 million, respectively, as compared to $9.8 million and $34.4 million for the same periods in 2007.  The decrease was primarily the result of revenues recognized in 2007 under our collaborative research and license agreement with Pfizer Inc.

Net Loss

Our net loss for the fourth quarter ended December 31, 2008 was $48.4 million, or $0.50 per share, as compared to $21.8 million, or $0.26 per share, for the same period in 2007.

Included in net loss for the quarter ended December 31, 2008 were the following:

•     $3.9 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options

•     $2.3 million non-cash charge to amortize the original issue discount on the 3 1/2% Convertible Senior Notes, recorded in interest expense.

Included in net loss for the quarter ended December 31, 2007 were the following:

•     $2.7 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options;

•     $8.5 million gain from the sale of Velocity 11, a privately-held life sciences technology company in which we held an ownership position, recorded in interest and other income, net; and

•     $2.1 million non-cash charge to amortize the original issue discount on the 3 1/2% Convertible Senior Notes, recorded in interest expense.

Our net loss for the full year 2008 was $178.9 million, or $1.99 per share, as compared to $86.9 million, or $1.03 per share, for the full year 2007.

Included in net loss for the full year 2008 were the following:

•     $15.0 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options; and an

•     $8.8 million non-cash charge to amortize the original issue discount on the 3 1/2% Convertible Senior Notes, recorded in interest expense.

Included in net loss for the full year 2007 were the following:

•     $10.1 million of non-cash expense related to the impact of expensing share-based payments, including employee stock options;

•     $8.2 million non-cash charge to amortize the original issue discount on the 3 1/2% Convertible Senior Notes, recorded in interest expense; and an

•     $8.5 million gain from the sale of Velocity 11, recorded in interest and other income, net.

Operating Expenses

Research and development expenses for the quarter ended December 31, 2008 were $38.3 million, as compared to $32.6 million for the same period in 2007.  Included in research and development expenses for the quarter ended December 31, 2008 was a non-cash expense of $2.6 million related to the impact of expensing share-based payments, including employee stock options, as compared to $1.8 million for the same period in 2007.

Research and development expenses for the full year 2008 were $146.4 million, as compared to $104.9 million for 2007.  Included in research and development expenses for the full year 2008 was a non-cash expense of $10.7 million related to the impact of expensing share-based payments, including employee stock options, as compared to $6.9 million for 2007.

The increase in research and development expenses results from the growth and advancement of our clinical pipeline.  We expect our research and development expenses to vary from quarter to quarter, primarily due to the timing of our clinical development activities.

Selling, general and administrative expenses for the quarter ended December 31, 2008 were $4.6 million, as compared to $4.4 million for the same period in 2007.  Included in selling, general and administrative expenses for the quarter ended December 31, 2008 was a non-cash expense of $1.3 million related to the impact of expensing share-based payments, including employee stock options, as compared to $0.9 million for the same period in 2007.

Selling, general and administrative expenses for the full year 2008 were $17.1 million, as compared to $15.2 million for 2007.  Included in selling, general and administrative expenses for the full year 2008 was a non-cash expense of $4.3 million related to the impact of expensing share-based payments, including employee stock options, as compared to $3.2 million for 2007.

Interest Income and Interest Expense

Interest income for the three and twelve months ended December 31, 2008 was $1.0 million and $5.8 million, respectively, as compared to $3.3 million and $14.0 million, respectively, for the comparable periods in 2007.

Interest expense for the three and twelve months ended December 31, 2008 was $6.3 million and $24.9 million, respectively, as compared to $6.1 million and $24.0 million for the comparable periods in 2007.

2009 Financial Guidance

•      Cash use of $122 - $128 million, including approximately $5 million for net lease related costs for our closed California facilities

•      Revenues of $2.0 - $3.0 million, excluding funds received from any collaboration or any future partnerships

•      Research and development expenses of $115 - $120 million, including a non-cash expense of $7 - $9 million related to the impact of expensing share-based payments, including employee stock options

•      Selling, general and administrative expenses of $21 - $23 million, including a non-cash expense of $3 - $4 million related to the impact of expensing share-based payments, including employee stock options; increased selling, general and administrative expenses reflect our initial sales and marketing preparations for the potential commercialization of INCB18424 for myeloproliferative disorders

•      Interest income of $1 - $2 million

•      Interest expense of approximately $26 million, including a non-cash expense of $11.5 million related primarily to the amortization of the original issue discount on the 3 1/2% Convertible Senior Notes

Conference Call Information

Incyte will hold its fourth quarter 2008 financial results conference call this morning at 8:30 a.m. ET Wednesday, February 18, 2009. To access the conference call, please dial 877-407-8037 for domestic callers or 201-689-8037 for international callers. When prompted, provide the passcode, which is 312048.

If you are unable to participate, a replay of the conference call, when made available, will be available for thirty days. The replay dial-in number for the U.S. is 877-660-6853 and dial-in number for international callers is 201-612-7415. To access the replay you will need the conference account number 278 and the ID number 312048.

The conference call will also be webcast live on CCBN and can be accessed at www.incyte.com under Investor Relations, Events and Webcasts. When available, the conference call replay can also be accessed at www.incyte.com under Investor Relations, Events and Webcasts.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based drug discovery and development company focused on developing proprietary small molecule drugs to treat serious unmet medical needs. Incyte’s pipeline includes multiple compounds in clinical development for oncology, inflammation and diabetes. For additional information on Incyte, visit the Company’s web site at www.incyte.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to Incyte’s timing for responding to the FDA regarding the protocol for our JAK inhibitor INCB18424, remaining on track to begin the Phase III program for INCB18424 for MF in the first half of 2009, Incyte’s planned clinical activities in 2009 for the completion of Phase II trials of INCB18424 as an oral  treatment for polycythemia vera and essential thrombocythemia and as a topical treatment for mild to moderate psoriasis with results being expected in the second half of 2009 and mid-2009, respectively, the selection of INCB28050, our follow-on JAK inhibitor, as the oral compound we intend to develop for inflammatory conditions and for which we expect to begin a three-month Phase II dose-ranging trial in rheumatoid arthritis patients in the first half of this year, and completion and timing of results of the Phase II trials for our HSD1 inhibitor for type 2 diabetes and our sheddase inhibitor program for breast cancer, financial guidance about expected cash use, revenues, research and development expenses, selling, general and administrative expense, interest and expense income, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the high degree of risk associated with drug development and clinical trials, the uncertainty of the regulatory approval processes, results of further research and development, the impact of competition and of technological advances and the ability of Incyte to compete against parties with greater financial or other resources, Incyte’s ability to enroll a sufficient number of patients for its clinical trials, and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. Incyte disclaims any intent or obligation to update these forward-looking statements.

— financial tables follow —

INCYTE CORPORATION

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Contract revenues	$—	$8,937	$659	$29,852
License and royalty revenues	937	815	3,260	4,588

Total revenues	937	9,752	3,919	34,440

Costs and expenses:
Research and development	38,326	32,638	146,362	104,889
Selling, general and administrative	4,611	4,424	17,073	15,238
Other expenses	668	125	(227)	(407)

Total costs and expenses	43,605	37,187	163,208	119,720

Loss from operations	(42,668)	(27,435)	(159,289)	(85,280)
Interest and other income, net	560	11,768	5,306	22,431
Interest expense	(6,298)	(6,134)	(24,937)	(24,032)

Net loss	$(48,406)	$(21,801)	$(178,920)	$(86,881)

Basic and diluted net loss per share:	$(0.50)	$(0.26)	$(1.99)	$(1.03)

Shares used in computing basic and diluted net loss per share	97,283	84,405	89,785	84,185

INCYTE CORPORATION

Condensed Consolidated Balance Sheet Data

(in thousands)

	December 31, 2008	December 31, 2007

Cash, cash equivalents, and short-term and long-term marketable securities	$217,783	$257,327
Total assets	232,388	275,695
Convertible senior notes	130,969	122,180
Convertible subordinated notes	265,198	264,376
Total stockholders’ deficit	(220,750)	(159,517)